As filed with the Securities and Exchange Commission on March 2, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NetLogic Microsystems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0455244
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1875 Charleston Road

Mountain View, CA 94043

(650) 961-6676

(Address of Principal Executive Offices) (Zip Code)

2004 Equity Incentive Plan

2004 Employee Stock Purchase Plan

(Full Title of the Plan)

Ronald S. Jankov

President and Chief Executive Officer

NetLogic Microsystems, Inc.

1875 Charleston Road

Mountain View, CA 94043

(Name and Address of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (3)
Common Stock, par value $0.01 per share
To be issued upon exercise of options and for other awards of common stock granted under the 2004 Equity Incentive Plan	150,000	$33.03	(2)	$4,954,500	$530.13
To be issued under the 2004 Employee Stock Purchase Plan	75,000	$33.03	(2)	$2,477,250	$265.07

TOTAL:	225,000				$795.20

(1)	Represents additional shares reserved for issuance upon exercise of options and for other awards of common stock granted under the registrant’s 2004 Equity Incentive Plan and reserved for issuance under the registrant’s 2004 Employee Stock Purchase Plan. Shares issuable under these plans were previously registered on the registrant’s registration statement (Registration No. 333-117619) on Form S-8 filed with the Securities and Exchange Commission on July 23, 2004 and the registrant’s registration statement (Registration No. 333-123271) on Form S-8 filed with the SEC on March 11, 2005, each of which registration statements is incorporated by reference. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares of common stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for purposes of calculating the amount of the registration fee. The estimate is made pursuant to Rule 457(c) of the Securities Act based upon the average of the high and low prices reported on the Nasdaq National Market as of February 27, 2006.
(3)	Calculated pursuant to Section 6(b) of the Securities Act.

INCORPORATION OF DOCUMENTS BY REFERENCE

NetLogic Microsystems, Inc., or the registrant, incorporates by reference into this registration statement the registrant’s registration statement (Registration No. 333-117619) on Form S-8 filed with the Securities and Exchange Commission on July 23, 2004 and registration statement (Registration No. 333-123271) on Form S-8 filed with the SEC on March 11, 2005.

The following document filed by the registrant with the SEC is hereby incorporated by reference in this registration statement:

(a)	The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC on February 28, 2006; and

(b)	The registrant’s Current Reports on Form 8-K filed with the SEC on January 24, 2006, January 31, 2006 and February 22, 2006.

In addition, all documents filed by the registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this registration statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mountain View, state of California, on the 2nd day of March, 2006.

NETLOGIC MICROSYSTEMS, INC.

By:	/S/ RONALD JANKOV
Ronald Jankov
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ronald Jankov and Donald Witmer, and each one of them, acting individually and without the other, as his or her attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ronald Jankov Ronald Jankov	President, Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2006

/s/ Donald Witmer Donald Witmer	Vice President-Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 2, 2006

/s/ Leonard Perham Leonard Perham	Chairman of the Board	March 2, 2006

/s/ Steve Domenik Steve Domenik	Director	March 2, 2006

/s/ Norman Godinho Norman Godinho	Director	March 2, 2006

/s/ Alan Krock Alan Krock	Director	March 2, 2006

EXHIBIT INDEX

Exhibit	Description
4.1	Specimen common stock certificate (1)

4.3	Rights Agreement dated July 7, 2004 by and between the registrant and Wells Fargo Bank, National Association (2)

5.1	Opinion of Bingham McCutchen LLP as to the legality of the securities being registered

10.2	2004 Equity Incentive Plan (1)

10.2.1	Form of Stock Option Agreement under the 2004 Equity Incentive Plan (3)

10.2.2	Form of Restricted Stock Agreement under the 2004 Equity Incentive Plan (4)

10.3	2004 Employee Stock Purchase Plan and forms of related agreements (5)

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in signature pages to this registration statement)

(1)	Incorporated by reference to the same-numbered exhibit to Amendment No. 3 to the Form S-1 (Registration No. 333-114549) filed by the registrant with the SEC on June 21, 2004.
(2)	Incorporated by reference to Exhibit (i) to Form 8-A (Registration No. 000-50838) filed by the registrant with the SEC on July 8, 2004.
(3)	Incorporated by reference to the same-numbered exhibit to the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 filed by the registrant with the SEC on November 12, 2004.
(4)	Incorporated by reference to the same-numbered exhibit to the Annual Report on Form 10-K for the year ended December 31, 2005 filed by the registrant with the SEC on February 28, 2006.
(5)	Incorporated by reference to the same-numbered exhibit to the Form S-8 (Registration No. 333-117619) filed by the registrant with the SEC on July 23, 2004.